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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------




As independent public accountants, we hereby consent to the use of our report dated August 6, 1999 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 44.



                             /s/ Arthur Andersen LLP
                                 ARTHUR ANDERSEN LLP







Cincinnati, Ohio,
 September 1, 1999